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                                                                   EXHIBIT 10(i)

                          Amendment of Trust Agreement


         RESOLVED, that, effective May 16, 2001, the Trust Agreement between Ralston Purina Company ("Company") and Wachovia Bank of North Carolina, N.A. ("Trustee"), dated as of September 15, 1994, (the "Trust Agreement") be, and it hereby is, amended in accordance with the provisions of Section 11 of the Trust Agreement, to provide that the assets held by the Grantor Trust created by such Trust Agreement shall be subject to the claims of the creditors of the Company, and to the claims of the creditors of any subsidiary of the Company which incurs liabilities to its employees under the Benefit Plans and Programs identified in Schedule 1 of the Trust Agreement; and

         FURTHER RESOLVED, that W.P. McGinnis, J.R. Elsesser and W.H. Sackett be, and each of them hereby is, authorized to do any and all acts and execute any and all documents they, or any of them, deem necessary or desirable to effect the foregoing amendment, subject to approval by Nestle Holdings, Inc. and Wachovia Bank of final language of the Trust Agreement evidencing such amendment.